EXHIBIT 99.1

Vitran Reports Improved 2010 First Quarter Results

REMINDER:

Vitran management will conduct a conference call and webcast tomorrow,
April 28, at 9:00 a.m. ET,
to discuss the Company's 2010 first quarter results
Conference call dial-in: 1-888-396-8064 or 416-764-8649 (International)
Live Webcast: www.vitran.com (select "Investor Relations")

TORONTO, April 27, 2010 (GLOBE NEWSWIRE) -- Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), a North American transportation and supply chain firm, today announced financial results for the first quarter of 2010, the three-month period ended March 31, 2010 (all figures reported in $U.S.).

Vitran reported a net loss of $0.9 million, or $0.06 per diluted share, on revenues of $165.9 million for the quarter ended March 31, 2010. In the comparable 2009 three-month period, the Company recorded a net loss of $2.4 million, or $0.17 per diluted share on revenue of $139.6 million. The fluctuation in fuel surcharge and foreign exchange on Vitran's Canadian operations accounted for $13.1 million of the revenue increase for the first quarter of 2010 compared to the first quarter of 2009.

"Although Vitran posted a loss for the first quarter of 2010, it was a significant improvement compared to the first quarter of 2009 and sequentially compared to the fourth quarter of 2009," stated Vitran President and Chief Executive Officer Rick Gaetz.

"Our LTL segment improved shipments and tonnage at a double digit rate over the prior year first quarter.  The growth rate for each month in 2010 escalated compared to the prior year month. As a result, March 2010 we posted our best LTL monthly operating ratio since June 2008.

"The economic environment appears to have shown signs of improvement and the U.S. LTL pricing environment may have stabilized.  Our Supply Chain Operation performed well in all geographic regions within North America.

"With the first quarter improvements in income from operations in all our segments, LTL, Supply Chain Operation and Truckload, we were able to reduce our consolidated leverage ratio resulting in another 50 basis point reduction on our syndicated debt margins starting in the second quarter of 2010," concluded Mr. Gaetz.

Segmented Results

The LTL (less-than-truckload) segment posted notable improvements in revenue and results from operations. Revenue improved to $137.0 million for the first quarter of 2010 compared to $115.4 million in the first quarter of 2009. The segment recorded a loss from operations for the 2010 first quarter of $0.6 million, with an OR (operating ratio) of 100.5% compared to a loss from operations of $2.7 million and an OR of 102.3% in the comparable period a year ago.

These improvements resulted from an increase in shipments and tonnage of 10.9% and 12.1% respectively in the LTL segment. More importantly, the LTL segment posted a positive operating ratio of 96.3% for the month of March 2010.

The Supply Chain Operation segment recorded an increase in revenue of 23.8% to $20.1 million, a 223.8% improvement in income from operations to $1.4 million and a 93.2% OR in the first quarter of 2010.  The Truckload segment improved revenue 9.7% to $8.8 million and achieved income from operations during the three-month period of $0.5 million with an OR of 94.4%.

About Vitran Corporation Inc.

Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, supply chain, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), visit the website at www.vitran.com.

The Vitran Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7302

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements may be generally identifiable by use of the words "believe," "anticipate," "intend," "estimate," "expect," "project," "may," "plans," "continue," "will," "focus should," "endeavor" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vitran's actual results, performance or achievements to differ materially from those projected in the forward-looking statements. Factors that may cause such differences include, but are not limited to, technological change, increases in fuel costs, regulatory changes, the general health of the economy, seasonal fluctuations, unanticipated changes in railroad capacities, exposure to credit risks, changes in labour relations and competitive factors. More detailed information about these and other factors is included in the annual MD&A on Form 10K under the heading "General Risks and Uncertainties." Many of these factors are beyond the Company's control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements. Vitran Corporation Inc. does not assume the obligation to revise or update these forward-looking statements after the date of this document or to revise them to reflect the occurrence of future unanticipated events, except as may be required under applicable securities laws.

 (tables follow)

Vitran Corporation Inc.
Consolidated Balance Sheets
(in thousands of United States dollars, US GAAP)

	Mar 31, 2010	Dec 31, 2009
	(unaudited)	(audited)
Assets
Current assets:
Accounts Receivable	$ 82,053	$ 69,591
Inventory, deposits and prepaid expenses	11,911	11,539
Income and other taxes recoverable	1,730	683
Deferred income taxes	3,822	3,495
	99,516	85,308
Property and equipment	145,497	145,792
Intangible assets	10,138	10,766
Goodwill	19,085	18,878
Deferred income taxes	33,259	33,594
	$ 307,495	$ 294,338

Liabilities and Shareholders' Equity
Current liabilities:
Bank overdraft	$ 1,287	$ 105
Accounts payable and accrued liabilities	75,775	65,446
Current portion of long-term debt	16,551	17,125
	93,613	82,676

Long-term debt	74,990	72,956
Other	2,563	2,919

Shareholders' equity:
Common shares	99,584	99,584
Additional paid-in capital	4,417	4,264
Retained earnings	28,352	29,281
Accumulated other comprehensive income	3,976	2,658
	136,329	135,787
	$ 307,495	$ 294,338

(Consolidated Statements of Income follows)

Vitran Corporation Inc.
Consolidated Statements of Income
(Unaudited)
(in thousands of United States dollars except per share amounts, US GAAP)

	Three months ended	Three months ended
	Mar 31, 2010	Mar 31, 2009

Revenue	$ 165,931	$ 139,635
Operating expenses	160,798	137,462
Depreciation and amortization expense	4,935	5,027
	165,733	142,489

Income (loss) from operations before the undernoted	198	(2,854)

Interest expense, net	2,103	2,196

Loss from operations before income taxes	(1,905)	(5,050)

Income tax recovery	(976)	(2,694)

Net loss	$ (929)	$ (2,356)

Basic loss per share	$ (0.06)	$ (0.17)
Diluted loss per share	$ (0.06)	$ (0.17)

Weighted average number of shares:
Basic	16,266,441	13,498,159
Diluted	16,266,441	13,498,159

(Statements of Cash Flows follows)

Vitran Corporation Inc.
Consolidated Statements of Cash Flows
(Unaudited)

(In thousands of United States dollars, US GAAP)
	Three months ended	Three months ended
	Mar 31, 2010	Mar 31, 2009

Cash provided by (used in):
Operations:
Net loss	$ (929)	$ (2,356)
Items not involving cash from operations:
Depreciation and amortization expense	4,935	5,027
Deferred income taxes	(357)	(2,320)
Share-based compensation expense	153	234
Gain on sale of property and equipment	(144)	(429)
Change in non-cash working capital components	(3,709)	(246)
	(51)	(90)

Investments:
Purchase of property and equipment	(2,865)	(1,627)
Proceeds on sale of property and equipment	710	1,047
	(2,155)	(580)

Financing:
Revolving credit facility and bank overdraft	7,822	4,626
Repayment of long-term debt	(3,908)	(2,268)
Repayment of capital leases	(1,273)	(1,820)
	2,641	538

Effect of translation adjustment on cash	(435)	132

Increase (decrease) in cash position	--	--
Cash and cash equivalent position, beginning of period	--	--
Cash and cash equivalent position, end of period	$ --	$ --

Change in non-cash working capital components:
Accounts receivable	$ (12,462)	$ (67)
Inventory, deposits and prepaid expenses	(372)	312
Income and other taxes recoverable	(1,204)	(723)
Accounts payable and accrued liabilities	10,329	232
	$ (3,709)	$ (246)

( additional financial information follows)
Supplemental Segmented Financial Information
(000's of $US) (Unaudited)

For the quarter ended March 31, 2010					For the quarter ended March 31, 2009

	Revenue	Income from Operations	OR %		Revenue	Income from Operations	OR %

LTL	$ 137,018	$ (623)	100.5%	LTL	$ 115,364	$ (2,684)	102.3%
SCO	$ 20,125	$ 1,363	93.2%	SCO	$ 16,262	$ 421	97.4%
TL	$ 8,788	$ 488	94.4%	TL	$ 8,009	$ 192	97.6%
LTL Segment - Statistical Information
(Unaudited)

($US)	LTL Division	Q. over Q. % Change

Revenue (000's)	$ 137,018	12.4%*
No. of Shipments	946,319	10.9%
Weight (000's lbs)	1,431,596	12.1%
Revenue per shipment	$ 144.79	1.4%*
Revenue per CWT	$ 9.57	0.3%*

* All % changes have been normalized for the impact of foreign exchange fluctuation, period over period
CONTACT:  Vitran Corporation Inc.
          Richard Gaetz, President/CEO
          Sean Washchuk, VP Finance/CFO
          416/596-7664